INTERSECTIONS INC.®

IDENTITY GUARD®

voyce™

HABITS AT WORK

captira ANALYTICAL

*
Third Quarter 2015 Investor Update
November 9, 2015
© Intersections Inc. All Rights Reserved 2015

Forward Looking Statements
Statements in this presentation relating to future plans, results, performance, expectations, achievements  and the like are considered “forward-looking statements.” You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,”
“estimate,” “expect,” “project,'' “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on our business, including the investigation or examination of our financial institution clients and the continuing attention by the Consumer Financial Protection Bureau and other regulatory agencies to our industry;
the continued dependence on a small number of financial institutions to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring and/or impairment charges; the timing and success of new product launches, including our
Identity Guard® and VOYCE™ and Voyce Pro™ platforms, adjustments in investments in our IDENTITY GUARD® and insurance services businesses and other growth initiatives; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain borrowing availability under our loan agreement or seek additional sources of debt financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government
Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in its recent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. The
Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

IDENTITY GUARD

voyce

HABITS AT WORK

captira ANALYTICAL

INTERSECTIONS INC.

Company Overview
Intersections Inc. (Nasdaq: INTX) (“Intersections” or the “Company”) is a leading provider of identity risk management, privacy protection and other subscription based services for consumers. Our core services monitor personal information for our customers, aggregate it into digestible, consumer-friendly reports and alerts, and provide personalized education and support to help our customers understand their information and take the actions they deem appropriate. Since the business was founded in 1996, Intersections has protected the identities of more than 37 million consumers.
The Company operates through three main segments:
 • Personal Information Services (Identity Guard®):
 • Identity Guard® offers identity theft, privacy protection and credit monitoring services for consumers to understand, monitor, manage, and protect their personal information and privacy. This segment also offers breach response services to organizations responding to compromises of sensitive personal information.
 • Insurance and Other Services:
 • Habits at Work™ (“Habits at Work”), the d/b/a for wholly owned subsidiary Intersections Insurance Services Inc., leverages proprietary tools and analytics to provide health and wellness services to insurers, employers and wellness groups through innovative behavior-linked products &
 solutions.
 • Captira Analytical, a wholly-owned subsidiary, provides SaaS solutions for the bail bonds industry that automate common tasks and provide easy and efficient ways for bail bondsmen, general agents and sureties to organize and share data and make better underwriting decisions.
 • Pet Health Monitoring Services (Voyce):
 • Voyce™ (“Voyce”), the d/b/a for wholly owned subsidiary i4C Innovations Inc., offers a health and wellness management platform that connects pets and their owners, veterinarians, and other caregivers with pet health monitoring data, pet health related content, and information management tools.

Company Dynamics
Intersections’ private-label identity theft protection and credit monitoring services business was greatly impacted by the regulatory environment that developed following the U.S. recession in 2007 to 2009.
 • The financial institution private-label business was Intersections’ largest business line that provided and distributed identity theft protection and credit monitoring credit services primarily through financial institutions in the U.S.
Following the Dodd-Frank Wall Street Reform and Consumer Protection Act in 2010, the Office of the Comptroller
of the Currency (OCC) and Consumer Financial Protection Bureau (CFPB) focused on the incremental services offered by financial institutions to their customers which curtailed those offerings.
 • Financial institutions ultimately halted sales of most incremental products, including identity theft protection and credit monitoring.
Sales of Intersections’ U.S. private-label identity theft protection and credit monitoring services were halted and became a run-off business for which Intersections expects to continue servicing existing customers.
The Company decided to leverage it’s core competencies of data processing, management, and analytics by investing in:
 • Expansion our direct-to-consumer Identity Guard® services.
 • Expansion our insurance and wellness analytics business, now called Habits at Work.
 • Expansion our bail bonds industry data management solutions through it’s Captira Analytical platform.
 • Development of a new business line focused on pet and animal health, Voyce, which would become a new platform upon which to utilize the Company’s core capabilities in data processing, management, and analytics.

Business Highlights
• 15.1% growth of our Identity Guard® subscriber base in the third quarter compared to same period last year.
• Financial institution subscriber base decreased 3.5% during the quarter, which we believe is a normal attrition rate given the ceased marketing and retention efforts for this population.
• Announced partnership with The National Conference on Public Employee
 Retirement Systems and Arthur J. Gallagher & Co. to provide identity theft protection services to public employees and their families.
• Introduced VOYCE PRO™ to the veterinary community, began contracting with, training and on-boarding veterinarian hospitals.
• Entered strategic relationships for VOYCE PRO™ with Zoetis, a leading animal pharmaceutical firm, Paterson Veterinary, a leading national distribution company, and two leading U.S. veterinary hospital networks.
• Appointed John H. Lewis, Founder and Managing Partner of Osmium
 Partners, LLC to the Board of Directors.

Identity Guard® Third Quarter 2015 Update
Provides prevention, detection & resolution products and services to help subscribers protect their personal information from misuse.
• $27.3 million third quarter revenue from subscribers acquired through U.S.
 financial institutions.
 • 862 thousand subscribers (September 30, 2015) decreased at an average rate of 1.2% per month during the third quarter which we believe represents a normal attrition rate given ceased marketing and retention efforts.
• $14.9 million IDENTITY GUARD® third quarter 2015 revenue, up 7.8% over second quarter and 24.1% over third quarter 2014.
 • 388 thousand U.S. subscribers (September 30, 2015).
 • 2.4% subscriber growth for third quarter.
 • 15.1% subscriber growth compared to September 30, 2014.
• $3.3 USD million Canadian third quarter 2015 revenue, down 36% from second quarter and 56% from third quarter 2014.
 • Revenue and subscribers were negatively impacted by the cancellation of a financial institution subscriber portfolio in the second quarter of 2015.

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INTERSECTIONS INC.

Pet Health Monitoring Services Third Quarter 2015 Update
Voyce™ is a revolutionary health monitor and wellness
management system for every stage of a dog’s life.
• VoycePro™, our service for veterinarians was launched in
 the third quarter 2015.
• Began contracting with Veterinarian clinics through in-
 house sales and marketing efforts and began training and
 on-boarding programs.
• Began two large research projects in October 2015 with
 Zoetis Corporation, a leading animal pharmaceutical
 company, using VoycePro™.
• Commenced VoycePro™ programs in October 2015 with
 two of the three largest U.S. veterinary hospital owners.
• Entered strategic partnership with Patterson Veterinary in
 November 2015 to distribute VoycePro™ to veterinary
 hospitals in the U.S.

• Identity Guard® is our flagship platform for growth with notable increases in revenue and subscribers.
• Two recent financial institution client losses negatively impacted our Canadian business.
• U.S. financial institution subscribers declined 3.5%, or 1.2% per month, since the end of second quarter, a rate we believe represents normal attrition.
• Revenue from other business units was negatively impacted by ceased marketing by our clients of insurance and membership services partially offset by revenue from new products and services offered by our Habits at Work business.
	Quarter Ended September 30, ($millions)			Subscribers at September 30, (thousands)
	2015	2014	% Change	2015	2014	% Change
Identity Guard®	$14.9	$12.0	24.2%	388	337	15.1%
Canadian Business	$3.3	$7.6	-56.6%	164	315	47.9%
U.S. Financial Institutions	$27.3	$35.7	-23.5%	862	1,477	-41.6%
Sub Total	$45.5	$55.3	-17.7%	1,414	2,215	-36.2%
Other Business Units	$3.4	$4.5	-24.4%
Consolidated Revenue	$48.9	$59.8	-18.2%
2015 Third Quarter Financial Highlights - Revenue

(in $ millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Consolidated Loss from Continuing Operations before Income Taxes	$(6.7)	$(9.8)	$(19.4)	$(14.6)

Adjusted EBITDA	$(3.5)	$(6.6)	$(2.5)	$(3.3)

Cash and cash equivalents	$8.2	$11.3	$8.2	$11.3
• Adjusted EBITDA for the third quarter was negatively impacted by lower revenue from our financial institution clients and Canadian partners, offset by the inclusion of $7.5 million of restructuring and non-income tax liabilities recorded in the third quarter 2014.
• Adjusted EBITDA for the third quarter includes $(3.9) million adjusted EBTIDA for our Voyce business, which was flat compared to the third quarter 2014 and $(12.5) million adjusted
 EBTIDA for Voyce in the nine month period compared to $(10.3) in the prior year period.
• Cash flow (used in) operations was $(139) thousand for the third quarter and $2.5 million for the nine month period. We continue to evaluate our liquidity needs including additional cost reduction programs and seeking additional sources of financing.
See reconciliation of non-GAAP financial measures in the back of this presentation.
2015 Third Quarter Financial Highlights

Reconciliation of Non-GAAP Financial Measures
	2014				2015
	Three Months Ended				Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
Consolidated loss before income taxes	$(1,840)	$(3,026)	$(9,756)	$(29,011)	$(1,695)	$(11,035)	$(6,711)
Non-cash share based compensation	1,191	1,486	509	1,240	1,574	1,427	1,422
Dividend equivalent payments to RSU holders and option holders	448	0	0	0	0	0	0
Impairment of goodwill, intangibles and other long-lived assets	0	0	0	25,837	0	7,355	0
Depreciation	1,539	1,439	1,276	1,401	1,297	1,613	1,488
Amortization	853	853	853	848	119	156	206
Interest expense (income), net	91	170	257	87	104	(22)	71
Other (income) expense, net	(149)	287	239	291	82	(10)	65
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges (1)	$2,133	$1,209	$(6,622)	$693	$1,481	$(516)	$(3,459)
	Nine Months Ended September 30,
	2014	2015
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
Consolidated loss before income taxes	$ (14,622)	$ (19,441)
Non-cash share based compensation	3,186	4,423
Dividend equivalent payments to RSU holders and option holders	448	0
Impairment of goodwill, intangibles and other long-lived assets	0	7,355
Depreciation	4,254	4,398
Amortization	2,559	481
Interest expense (income), net	518	153
Other (income) expense, net	377	137
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges (1)	$ (3,280)	$ (2,494)
__________________
(1)For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.
$ in Thousands
$ in Thousands

Reconciliation of Non-GAAP Financial Measures: Pet Health Monitoring
Business
Three Months Ended September 30,
2014
2015
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation
Loss before income taxes
$ (3,898)
$ (4,359)
Depreciation
 28
 392
Amortization
 0
 18
Adjusted EBITDA before share related compensation (1)
$ (3,870)
$ (3,949)
Nine Months Ended September 30,
2014
2015
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation
Loss before income taxes
$ (10,416)
$ (13,297)
Dividend equivalent payments to RSU holders and option holders

 0
Depreciation

Amortization
 0
 32
Adjusted EBITDA before share related compensation (1)
$ (10,339)
$ (12,465)
__________________
(1)For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.
$ in Thousands
$ in Thousands

INTERSECTIONS INC.
NASDAQ: INTX

Innovating to protect
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 Thank You
Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com
Investor Relations
Ron Barden, CFO
IR@intersections.com
Tel: 703.488.6100